UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2005

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Glenpointe Centre West Teaneck, New Jersey	07666

(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233
(Registrant’s telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1:PRESS RELEASE

Item 8.01 Other Events.

     On April 15, 2005, Cognizant Technology Solutions Corporation acquired substantially all the assets of Fathom Solutions, L.L.C (“Fathom”), a Chicago-based consulting company for $19 million in cash and stock in initial consideration, plus contingent consideration of up to $16 million payable in cash two years from closing. Fathom is a privately-held consulting company, founded in 1999 by former Accenture executives, with a staff of approximately 120 employees. Fathom’s clients include telecommunications and financial services companies.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release dated April 18, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
By:	/s/ Steven E. Schwartz
Name:	Steven E. Schwartz
Title:	Vice President and General Counsel

Date: April 18, 2005